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                            CONSENT OF WHITE & CASE




SPECIAL U.S. TAX COUNSEL'S CONSENT
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        We consent to the reference to our firm in this Registration Statement of AJL PEPS TRUST on Form N-2, as amended, under the headings "Federal Income Tax Considerations" and "Legal Matters." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




WHITE & CASE
Washington, D.C.


November 8, 1995